EXHIBIT 4(b)(5)

[FORM OF FACE OF SECURITY]
JPMORGAN CHASE FINANCIAL COMPANY LLC
MEDIUM-TERM NOTE, SERIES A
FULLY AND UNCONDITIONALLY GUARANTEED BY JPMORGAN CHASE & CO.

REGISTERED	PRINCIPAL AMOUNT:
No.	CUSIP:

[Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]1

JPMorgan Chase Financial Company LLC, a Delaware limited liability company (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to                               , or registered assignees, the amounts due, if any, together with unpaid accrued interest thereon, if any, on the date or dates, as the case may be, specified in the pricing supplement attached hereto as Appendix A and delivered herewith (together with any product supplement(s), underlying supplement(s), prospectus supplement(s) and prospectus(es) referenced therein (however titled), the “Related Prospectus”).

Any payments due on this Note are fully and unconditionally guaranteed by JPMorgan Chase & Co. (the “Guarantor”) as more fully set forth in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and in the Related Prospectus, which further provisions are incorporated herein by reference and shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by the Authenticating Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

___________________________

1 Applies only if this Note is Registered Global Security.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Date:

JPMORGAN CHASE FINANCIAL COMPANY LLC
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Authenticating Agent
By:
Name:
Title:

2

[FORM OF REVERSE OF SECURITY]

This Note is one of a duly authorized issue of Medium-Term Notes, Series A (the “Notes”) of the Issuer. The Notes are issuable under an Indenture, dated as of February 19, 2016, among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Guarantor, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer and the Guarantor have appointed The Bank of New York Mellon at its corporate trust office in the Borough of Manhattan, the City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency. The payments due on this Note are fully and unconditionally guaranteed by the Guarantor as more fully set forth in the Indenture (such guarantee, the “Guarantee”).

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable in denominations as set forth in the Related Prospectus.

Other Terms

The Paying Agent has been appointed registrar for the Notes, and the Paying Agent will maintain at its office in the City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Paying Agent by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Paying Agent and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Paying Agent shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Paying Agent will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum

3

sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Paying Agent and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Paying Agent, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Issuer, the Guarantor and the Paying Agent that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

Unless otherwise specified in the Related Prospectus, the Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to (i) the default in payment of principal of, premium, if any, or installment of interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, (ii) the Guarantee ceasing to be in full force and effect (other than in accordance with the terms of the Indenture) or the Guarantor denying or disaffirming its obligations under the Guarantee or (iii) the default in the performance or breach of any covenant or warranty of the Issuer in respect of the debt securities of such series shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (treated as one class), by written notice, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately, and (b) if an Event of Default due to certain events of bankruptcy or insolvency of the Issuer shall have occurred and be continuing, the principal of all outstanding debt securities and interest accrued thereon shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable, but upon certain conditions such declarations or automatic accelerations, as the case may be, may be annulled and past defaults described under (a) or (b) above may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

The Indenture permits the Issuer, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer, the Guarantor and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, (b) reduce the rate or extend the time of payment of interest thereon or other amounts due thereunder, (c) change the method in which amounts of payment of principal, interest or other

4

amounts due thereon are determined, (d) reduce any amount payable on redemption thereof, or reduce the amount of principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the currency of payment thereof, (e) modify or amend the provisions for conversion of any currency into any other currency, (f) modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), (g) impair the right of any holder to institute suit for the payment thereof, (h) make any change in the Guarantee that would adversely affect the holders of the debt securities of such series or (i) reduce the aforesaid percentage in principal amount of debt securities, the consent of the holders of which is required for any such supplemental indenture.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, the City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer or the Guarantor may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer or the Guarantor, as the case may be, may decide. So long as there shall be such an agency, the Issuer or the Guarantor, as the case may be, shall keep the Trustee and the Paying Agent advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) upon notification from the Issuer or the Guarantor, as the case may be, the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer or the Guarantor, as the case may be, and any person claiming such moneys shall thereafter look only to the Issuer (except with respect to the Guarantee) or the Guarantor for the payment thereof, as the case may be, and (ii) such moneys shall be so repaid to the Issuer or the Guarantor, as the case may be. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer or the Guarantor may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee shall treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

5

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer, the Guarantor or any successor to the Issuer or the Guarantor, either directly or through the Issuer, the Guarantor or any successor to the Issuer or the Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and all terms used in this Note that are defined in the Related Prospectus shall have the meanings assigned to them in the Related Prospectus. In the event of any inconsistency between the definitions in the Indenture and the definitions in the Related Prospectus, the definitions in the Related Prospectus shall govern.

6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

7

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.
8

APPENDIX A